Exhibit 10.26

The Henry Fund, LLC

Lease and Rental Agreement

This lease is made and entered into as of January 25, 2016 by and between The Henry Fund LLC ("Landlord"), and Grow Generation Pueblo Corp, a Colorado Corporation ("Tenant"). Tenant's mailing address: 504 N Main St. #740 Pueblo CO 81003

WITNESSETH:

1.	PREMISES. Landlord, owner of the 4725-4745 Lipan Street located in Denver County, Colorado 80211 "the Property," does hereby lease to Tenant the following described portion of the Property, consisting of an Office Portion and a Warehouse Portion, (include street address, unit identification, approximate square footage and description)

4731 Lipan Street

+1- 4,498 square feet

(hereinafter "the Premises).

2.	TERMS. The term of the Lease shall commence on March 1, 2016 and shall end on February 28th, 2019 the term hereof shall be sooner terminated as hereinafter provided.
3.	The rental rate for the term set forth in Section 2 shall be payable in monthly installments as follows:

Mar 1, 2016 to Mar 31, 2015	$0.00
April 1, 2016 to May 31, 2017	$3,650.00
April 1, 2017 to May 31, 2018	$3,760.00
April 1, 2018 to May 31, 2019	$3,873.00

and thereafter due and payable in advance at or before 12:00 noon on the first business day of each calendar month during said term at the offices of Landlord at 510 E 51st Avenue #205, Denver, CO 80216, or such other place as Landlord from time to time, in writing, may designate. Prorated and/or partial monthly rent payments will NOT be made by the Tenant or accepted by the Landlord. If such Rent is not paid by the FIFTH DAY of such month for which it is due, Tenant agrees to pay a LATE CHARGE of 10% of the overdue amount. Tenant understands that the Rent is based on a full month's rent, and that NO REFUNDS OF RENTAL CHARGES WILL BE MADE IF TENANT DOES NOT OCCUPY THE PREMISES FOR A FULL MONTH.

4.	DEPOSIT. Landlord acknowledges receipt of a Deposit of $3,650 to be held by Landlord, without interest, for the faithful performance of all of the terms, conditions, and covenants of this Lease. Landlord may apply the Deposit to cure any default under the terms of this Lease. Tenant, upon notification thereof, shall forthwith pay to Landlord any and all such expenditures so that Landlord will at all times have the full amount of the Deposit as security. Tenant may not apply the Deposit hereunder to the payment of the Rent reserved hereunder or the performance of any other obligations.
5.	RENEWEL TERM. As additional consideration for the covenants of Tenant under this Lease, Landlord grants to Tenant an option (the "Options") to extend the term of the Lease for One (1) additional terms of Three (3) years (the "Option Terms"). The Options shall be on the following terms and conditions: (a) Written notice of Tenant's exercise of the Option shall be given to Landlord not later than three (3) months prior to the expiration of the initial Lease Term or an extension thereof ("Tenant's Notice"); (b) Tenant is not in Default under any provision of this lease (c) Tenant is financially stable at the sole judgment of the Landlord Upon receipt of Tenant's written notice of exercise, the Lease Term shall, subject to the conditions hereinafter contained, be deemed extended for the Option Term on the terms hereof and, at the request of either party, the parties shall enter into an amendment of the Lease for the purpose of documenting the extension. If Tenant fails to timely notify Landlord, or the conditions of (b) and (c) are not met then the Option shall terminate and the Lease shall expire in accordance with its terms, at the end of the initial Lease Term.
6.	CHARACTER OF OCCUPANCY. Tenant agrees to use the Premises only for Gardening Center, in a careful, safe and proper manner, and that it will pay, on demand, for any damage to the Premises caused by the misuse of same by it, its agents or employees; that it will not use the Premises for any purposes prohibited by the laws of the United States or the State of Colorado, or the laws or ordinances of Denver County, Colorado, or any other applicable political or municipal body. Tenant shall not engage in any activity or conduct which creates any hazardous condition or which may vitiate or endanger the validity of the insurance on the Premises. Tenant shall not permit any disorderly conduct, noise, or nuisance of any nature to emanate from the Premises or to be created by its employees or guests having a tendency to annoy or disturb any persons occupying the adjacent Premises. Tenant further agrees that the Premises will be used for no unlawful purpose, will be kept in good condition (usual wear and tear excepted). Tenant shall not make any alterations of the Premises including, without limitation, drilling holes in walls, floors, doors, or ceiling for any purpose. Tenant shall dispose of any waste material properly in the container provided by the landlord or by hauling it from the Premises. Tenant further warrants that Tenant shall keep in the Premises only personal property that Tenant legally has the right to have in his possession.

7.	DEFAULT, REMEDIES:

7.1	COVENANTS AND CONDITIONS: Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditional upon such performance. Time is of the essence in the performance of all covenants and conditions.

7.2	DEFAULTS. Tenant shall be in material default under this Lease: If Tenant abandons the Premises and fails to keep the Premises in a clean and safe manner; If Tenant fails to pay Rent of any other charge required to be paid by Tenant, as and when due; If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the ten (10) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement. If the Default is not cured by the Tenant then all the scheduled rent over the term of the lease is due.

7.3	REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

7.3.1	continue the Lease in effect and enforce all its rights and remedies hereunder, including the right to recover the Rent as it becomes due; at any time, after not less than three (3) days written notice of such default given in a manner required by law, terminate all of Tenant's rights hereunder and recover from Tenant all damages it may incur by reason of the breach of the Lease, including the cost of recovering the Premises and reasonable attorney's fees. Any such termination of Tenant's rights of possession under this subsection (b) shall not terminate Tenant's obligations for the payment of rent and any other amounts due to Landlord under this Lease, and such obligations shall continue until the end of the Term of this Lease as though no such early termination by Landlord's written notice had occurred; provide that, at any time after Landlord has terminated Tenant's right of possession, Landlord may terminate this Lease by further written notice to Tenant expressly stating that the Lease is being terminated and the date of such termination.

7.3.2	relet the same or any part thereof, as it may seem fit without terminating this Lease. For the purpose of such reletting, the Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises, as may, in the opinion of Landlord, be necessary or desirable for the purpose of such reletting. Landlord may thereafter relet the Premises upon such terms and conditions as Landlord may deem appropriate, making any such changes or repairs as may be required, and in such event, Landlord shall give credit to Tenant for all Rent received less all expenses of such changes and repairs, and Tenant shall be responsible for the balance of the Rent due hereunder until the expiration of the term;

7.3.3	in the event Tenant shall abandon or vacate the Premises, while in default of the payment of the Rent, Landlord may, at its option and without notice, enter said Premises and remove any signs and consider any property left in the Premises to be abandoned by Tenant and may dispose of the same pursuant to Colorado law. In the event Landlord reasonably believes that such abandoned property has no value, it may be discarded.

8.	UNLAWFUL DETAINER. If Tenant remains in possession of the Premises following such notice of default, it shall be deemed guilty of unlawful detainer and shall be subject to eviction and removal by process of law or, if such may be accomplished without a breach of the peace, Landlord may reenter the Premises and retake and occupy the same, removing Tenant's property changing the locks, or break and remove any lock not provided by Landlord on the overhead sliding door(s) at the rear of the Premises and taking any other action reasonably necessary to regain possession. Notwithstanding Landlord's recovery of possession, Tenant shall remain responsible for all rental obligations under this Lease unless and until the Lease is terminated by Landlord pursuant to Paragraph 6.4(b) hereof.

9.	ATTORNEYS FEES. In the event of any litigation between the parties hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover all costs incurred in connection with such litigation, including reasonable attorney's fees.

10.	HOLDING OVER. Unless Tenant has exercised a renewal option, 30 days prior to the expiration of the primary lease term, Tenant must give notice in writing to Landlord of its intention for the occupancy of the space. If notice is not given then, it is mutually agreed that the Tenant shall remain in possession of said Premises, without a written agreement as to such holding, then such holding over shall be deemed and taken to be a holding upon a tenancy from month to month at a monthly rental equivalent to 150% of the last monthly payment hereinbefore provided for, payable in advance on the same day of each month as above provided, and all other terms and conditions of this Lease shall remain the same. In this Holding Over Period Landlord and Tenant must give 30 day's written notice to each other for this lease to be terminated.

11.	INTERIOR IMPROVEMENTS:

11.1	LANDLORD'S INITIAL INTERIOR IMPROVEMENTS. --Landlord hereby agrees that prior to the effective date of this Lease, Landlord will construct the following initial interior improvements which shall be the sole responsibility and cost of Landlord: see additional provisions

11.2	TENANT'S INTERIOR IMPROVEMENTS. Landlord hereby consents to Tenant making the following initial interior improvements, construction or installation of fixtures which shall be the sole responsibility and cost of Tenant: All proposed improvements shall lie submitted to the Landlord in writing for Landlord approval. Landlord will have up to 5 business days to respond in writing to the Tenant with approval or conditional approval or modifications of the submitted plans.

11.3	RESTORATION: Tenant shall restore the Premises to the condition it was in prior to Tenant occupancy prior to the termination of this Lease with exception to the bathrooms

12.	EXTERIOR IMPROVEMENTS/ WINDOW-DOOR COVERINGS. Tenant shall not make any improvements, modifications or alterations to the exterior of the Premises nor shall Tenant erect, post, hang or otherwise have any object or covering on the interior or exterior of windows or doors without Landlord's written consent.

13.	USE OF OFFICE PORTION. Except as provided in Paragraph 6 above, the Office Portion shall be used only for: (i) business office purposes and shall contain only office furniture, fixtures, office equipment and related incidental personal property. The Office Portion shall be maintained in a neat and orderly fashion, shall not be used for the storing of trade equipment, machinery supplies, chemicals, paints, construction materials, or refuse and shall at all times be maintained to reflect a reasonably good business appearance.
14.	LANDLORD'S ALTERATIONS. The Landlord shall have the right (but not the obligation) at any time to enter the Premises to examine and inspect the same, or to make such repairs, additions, or alterations as it may deem necessary or proper for the safety, improvement or preservation thereof, and shall at all times have the right, at its election, to make such alterations or changes to other portions of the Premises as it may from time to time deem necessary or desirable.
15.	SIGNS. Tenant hereby agrees that all signs and advertising displayed in or about the Premises or Property, shall be only such as advertises the business carried on upon said Premises, that Landlord shall control the character, location and size thereof, that Landlord shall have the right to establish uniform sign standards for all Tenants, and that no sign shall be displayed on the interior or exterior of windows, or the exterior of the, building except as shall be approved in writing by Landlord. A copy of a draft is attended for Landlords Approval.

16.	DAMAGES, LOSSES, INDEMNIFICATION AND HOLD HARMLESS. All personal property of any kind and description whatsoever on the Premises, including any and all Tenant Improvements described in Paragraph 11.2 hereof, shall be placed or used on the Premises at Tenant's sole risk. Landlord carries no insurance which, in any way, covers any loss, to any such personal property or improvements. Landlord strongly recommends that Tenant secure his own insurance to protect itself and Tenant's personal property, improvements and fixtures against all perils of whatever nature. Landlord shall not be liable to Tenant or any other parties for any personal injuries or property damage, or loss from any act, or neglect of co-tenants or other occupants of the Property, or from the employees of Landlord or of other persons, or from bursting, overflowing, or leaking of water, sewer, or steam pipes, or from heating or plumbing fixtures, or from electric wires, or from gases or odors, or from theft, vandalism, fire, water, flood, hurricane, rain, explosion, business interruption or any cause whatsoever, unless the same is due to the willful acts of Landlord, its agents or employees. In the event Tenant acquires insurance with a duly licensed company, Tenant expressly agrees that the carrier of such insurance shall not be subrogated to any claim of Tenant against Landlord, Landlord's agents or employees. Tenant acknowledges that Landlord does not take care, custody, control possession or dominion over the contents of the Premises and that the Landlord does not agree to provide protection for the Premises or the contents thereof. Tenant must take whatever steps it deems necessary to safeguard the contents of the Premises. Landlord shall provide Tenant with a reasonable number of keys to the doors of Premises. Tenant may not duplicate such keys; and upon termination of this Lease, Tenant shall surrender all such keys to Landlord. If Tenant desires to keep the overhead door in the rear of the Premises locked he must provide his own locks and keys and assumes full responsibility for the actions of those persons in possession of the keys and who have access to the Premises. Landlord shall not be liable for loss or damage resulting from failure, interruption or malfunction of utilities, appliances, or fixtures, if any, provided to Tenant under the terms of this Lease. Tenant hereby agrees to indemnify and hold harmless Landlord for and against any and all manner of claim(s) for damages or loss to personal property or personal injury and costs, including attorney's fees, no matter how caused, arising from Tenant's use of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant on or at the Premises.

17.	EXAMINATION AND SHOWING OF PREMISES. Should Tenant commit any monetary breach of Lease and such breach continue after 10 days written notice from Landlord, then Tenant agrees that Landlord or Landlord's representative shall have the right, upon reasonable cause, and 24 hour notice, to enter into and upon the Premises or any part thereof by any means including, without limitation, the cutting and removal of Tenant's lock, for the purpose examining the same for lease violations or condition thereof. Landlord or its agents may also enter the Premises at all reasonable times to show the property to potential tenants, buyers, investors, lenders or other parties, or for any other purpose Landlord deems reasonable. Landlord may place customary "For Lease" signs on the Premises.

18.	NOTICES. Any notice which either party may or is required to give, may be given by mailing the same, postage prepaid, to Tenant at the address set forth in Paragraph 1 hereof or to Landlord at the address set forth in Paragraph 3 hereof or at such other places as may be designated by the parties from time to time. It shall be the duty of Tenant to furnish Landlord notification in writing at Landlord's address provided herein of any change of address or phone number by certified mail, return receipt requested, or postage prepaid.

19.	MAINTENANCE AND REPAIRS. Tenant shall be responsible for all interior repairs, HVAC, plumbing, general repairs, and utilities. Tenant shall repair any damage to any portion of the Premises caused by the conduct of Tenant, its employees, or guests. Tenant shall keep the improvements upon the Premises, such as electrical wiring, and glass in good repair all at Tenant's expense. Tenant shall keep the exterior of the Premises free from all litter, dirt, debris, and obstruction. Tenant shall further keep the Premises in a clean and sanitary condition as required by all applicable laws, ordinances and regulations. Landlord shall maintain and repair all other portions of the Premises and Property, except for damage caused by Tenant.

20.	SURRENDER. Upon termination of this Lease, Tenant shall surrender the Premises in as good a condition as existed upon acceptance of the Premises with allowance for normal wear and tear. Tenant shall clean the Premises to the reasonable satisfaction of Landlord. Such cleaning shall include, but not limited to, the following: professional carpet cleaning, wash all painted surfaces, wash all glass (inside and out) patch all nail holes, replace all damaged ceiling tiles and sweep and wet mop all uncatpeted floors. Tenant shall surrender all keys to the Premises doors. Tenant shall have the right to remove from the Premises all trade fixtures and personal property of Tenant upon expiration or earlier termination of the Lease.

21.	LIABILITY INSURANCE. Tenant shall obtain and keep in force a Commercial General Liability in the amount of $2,000,000 policy of insurance protecting Tenant and Landlord as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

22.	UNTENANTABILITY. In the event the Premises shall become untenantable due to damage by fire, flood or other act not caused by Tenant, this lease shall be terminated as of the date of such damage, provided, however, if such damage may be repaired within ninety (90) days and Landlord elects to repair such damage, this Lease shall remain in effect and Tenant's rental obligations shall be abated during the period in which the Premises are not tenantable.

23.	PARKING LOT. Tenant shall not permit the parking lot to be utilized for any purpose other than the parking of automobiles for Tenant, its employees and business guests during normal business hours or at other times when the Premises are being used by Tenant for its usual business purposes; provided, however, Tenant shall be limited at all times to Two (2) parking spaces in the area in front of the Premises. Other areas around the Premises which, although not currently striped for parking, are suitable for parking may be used by Tenant and its suppliers and customers on a first come basis. Tenant shall not permit large trucks, trailers or construction vehicles to be parked on the Property nor any vehicle of any type which occupies more than one space or obstructs the passage of their vehicles, without prior written consent of Landlord, except that tenant should be allowed to park a trailer approximately 8' x 40' in front of the loading dock (s), from time to time, during the day but never overnight. Tenant shall not permit any vehicle to remain continuously parked in the parking lot for more than seven (7) consecutive days; nor shall Tenant permit any vehicle to be parked within any of the secured area of the Property without the prior written consent of the Landlord.

24.	UTILITIES. Tenant shall pay for gas and electric.

25.	COMMON AREAS. All automobile parking areas, driveways, hallways, conference room, entrances and exits thereto, pedestrian sidewalks and ramps, landscaped areas and all other areas and improvements on the Property provided by Landlord for general use, in common with other tenants, their employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of all facilities and areas on the Property utilized in common with other tenants whether or not mentioned specifically in this section. Landlord shall have the right to change the arrangement of parking areas and other facilities above referred to; to restrict parking by tenants and their employees; to close temporarily all or any portion of the parking areas or facilities so that the same may be improved; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as Landlord may deem advisable. Tenant agrees not to permit the Property to be cluttered with refuse and debris caused by Tenant's officers, agents, employees or customers. Tenant shall ensure that all of its trash is neatly kept and retained in containers at places designated by Landlord. Tenant covenants that it will not permit or commit waste, impairment or deterioration of the Premises or the Property or any part thereof, reasonable wear and tear excepted.

26.	CONDEMNATION. If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate at the election of either party. If neither the Landlord not Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.

27.	PROTECTION OF LENDERS.

27.1

SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the lease term shall not be disturbed if Tenant pays the Rent and Initials I performs all of tenant's obligations under this Lease and is not otherwise in default.

27.2	ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or a purchaser, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

27.3	SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgage or purchaser. If Tenant fails to do so within ten (10) days after a written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord or any transferees or successor or Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

28.	ESTOPPEL CERTIFICATES.

28.1	Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Premises is, or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

28.2	If Tenant does not deliver such statement to Landlord within such ten (10) days period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

29.	WAIVER. No waiver of any breach of any one or more of the conditions or covenants of this Lease by Landlord shall be deemed to imply or constitute a waiver any succeeding or other breach hereunder.

30.	SUBLEASE. Tenant agrees that it will not sublet the Premises, or any part thereof, nor assign this Lease, or any interest therein, without the prior written consent of Landlord.

31.	ACCEPTANCE OF PREMISES. The taking of possession of said Premises by the Tenant shall be conclusive evidence as against Tenant that said Premises were in good and satisfactory condition when possession of the same was taken.

32.	AMENDMENT or MODIFICATION. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties, except such are expressed herein, and that no amendment or modification of this Lease shall be valid or binding unless set forth in writing and executed by the parties hereto in same manner as the execution of this Lease.

33.	PAYMENTS AFTER TERMINATION. No payments of money by Tenant to the Landlord after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by Landlord to Tenant, shall reinstate, continue, or fiend the term of this Lease or affect any notice given to Tenant prior to payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting Landlord possession of said Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, and the payment of such sums of money whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

34.	BINDING EFFECT. The provisions, terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

35.	SEVERABILITY, A determination by a court of competent jurisdiction that provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of said provisions of this Lease which shall remain in full force and effect.

36.	BROKERS. Tenant represents and warrants to Landlord that no brokers, agents or finders who may be entitled to a commission or fee, have been engaged, employed or otherwise dealt with by Tenant except: Fuller Real Estate. Brian Baker

37.	COLORADO LAW. This Lease and any action arising between the parties shall be construed under and in accordance with the substantive laws of the State of Colorado.

38.	ADDITIONAL PROVISIONS:
1.	Utilities to the unit shall be placed in Tenant's name during its occupancy.

2.	Landlord will remove part of the office agreed to by Landlord and Tenant

3.	Landlord will warrant all HVAC, Lighting and plumbing is good working order prior to Tenant occupancy

NOTICE: THIS DOCUMENT HAS LEGAL CONSEQUENCES. CONSULT WITH LEGAL COUNSEL FOR EXPLANATION OF THE CONTENT OF THIS CONTRACT.

IN WITNESS WHEREOF, the said Landlord and Tenant have entered into this lease and Rental Agreement by executing the same in duplicate as of the day and year first above written.

LANDLORD:
The Henry Fund, LLC

	Signature;	/s/ Joseph W. Henry
	Printed Name:	Joseph W. Henry
	Title:	Manager

TENANT:
Grow Generation Pueblo Corp

	Signature:	/s/ Darren Lampert
	Printed Name:	Darren Lampert
	Title:	CEO
	Phone #:	914-924-1235
	Fax #:	Darren@growgeneration.com

Landlord Approval Subject To Iowa City Sign Requirements And C.T Code

Exhibit A